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                                                                     Exhibit 5.1

            [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP APPEARS HERE]

                                              August 10, 1999

Snyder Communications, Inc.
Two Democracy Center
6903 Rockledge Drive, 15th Floor
Bethesda, MD 20817


Ladies and Gentlemen:

          We have acted as counsel to Snyder Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, File No. 333-81749 (as amended, "the Registration Statement"), under the Securities Act of 1933, relating to the issuance of the Company's SNC common stock and the Company's circle.com common stock.

          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the form of amended and restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware following stockholder approval, a copy of which is attached as Annex A to the proxy statement and prospectus forming a part of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
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WEIL, GOTSHAL & MANGES LLP

Snyder Communications, Inc.
August 10, 1999
Page 2

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of SNC common stock and circle.com common stock to be issued by the Company have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

          The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the proxy statement and prospectus which is a part of the Registration Statement.

                                    Very truly yours,